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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2009

(Date of earliest event reported) August 27, 2009

RAVEN GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-126680	20-2551275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 N.W. Expressway, Suite 260
Oklahoma City, Oklahoma	73132
(Address of principal executive offices)	(Zip Code)

(405) 728-3800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information To Be Included in the Report

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Effective August 27, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. The Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of Moore & Associates Chartered on August 27, 2009 because of (i) violations of PCAOB rules and quality control standards, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and (ii) noncooperation with a PCAOB investigation.

None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended April 30, 2009 a going concern qualification in the Registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such a letter has not been provided as of the date of this Current Report.

(b) On August 27, 2009, the Registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN GOLD CORP.

By:	/s/Mike Wood
Mike Wood, President and Chief Executive Officer

September 18, 2009

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